Exhibit 99.1

2006

Q2

SECOND QUARTERLY REPORT SUMMARY

Highlights

Fund Details

•                  Four additional properties were purchased for approximately $628 million during the second quarter of 2006: Paces West in Atlanta, Georgia; 222 S. Riverside Plaza in Chicago, Illinois; the four-building Terrace office park in Austin, Texas and 600/619 Alexander Road in Princeton, New Jersey.

•                  The second quarter acquisitions added approximately 2.5 million square feet of office space to the Fund’s portfolio and increased the total number of properties to 28.

•                  Total leased space at the end of the second quarter of 2006 represented approximately 93% of the Fund’s total rentable square footage.

Financial Statement Details

•                  Total revenue grew to approximately $31.9 million in the second quarter of 2006, a 41% increase over the first quarter.

•                  Funds from operations (FFO) rose to approximately $13.2 million, a 20% increase over approximately $11.0 million of FFO in the prior quarter. The increase in FFO is primarily due to the operating results in the quarter and management’s decision to forgive certain asset management fees in the second quarter of 2006. This increase was partially offset by higher interest expense resulting from mortgages on the newly-acquired properties.

•                  Approximately $102 million was raised during the second quarter through our public offering of common stock — a 20% increase over the first quarter.

Market Details

•                  According to the CoStar Group, a commercial real estate information service, the overall U.S. occupancy rate for Class A office buildings rose to 87.5%, marking the tenth consecutive quarter of increases.

•                  The CoStar Group reports that quoted rental rates for Class A office properties continue to move higher and have had a cumulative increase of more than 5% during the past eight quarters.

CORPORATE HEADQUARTERS

15601 Dallas Parkway
Suite 600
Addison, Texas 75001
866.655.3600
behringerharvard.com

INVESTOR INFORMATION

For additional information about Behringer Harvard and its real estate programs, please contact us at 866.655.3650.

BEHRINGER HARVARD REIT I, INC. (Unaudited)

CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)	Jun. 30, 2006	Dec. 31, 2005

Assets
Real estate
Land	$212,910	$139,235
Buildings, net	999,199	370,196
Total real estate	1,212,109	509,431

Cash and cash equivalents	36,598	128,742
Restricted cash	71,588	24,964
Accounts receivable, net	7,368	3,736
Prepaid expenses and other assets	1,982	658
Loan deposits	4,161	4,156
Escrow deposits	1,006	3,015
Investments in tenant-in-common interests	139,766	141,405
Deferred financing fees, net	11,554	4,645
Note receivable	3,000	—
Lease intangibles, net	255,832	79,830
Receivables from affiliates	8	—
Total Assets	$1,744,972	$900,582

Liabilities
Mortgages payable	$998,513	$353,555
Accounts payable	923	896
Payables to affiliates	2,029	618
Acquired below market leases, net	44,336	11,072
Dividends payable	4,945	3,979
Accrued liabilities	27,198	8,605
Subscriptions for common stock	841	1,054
Total Liabilities	1,078,785	379,779

Minority Interest	3,224	3,375

Stockholders’ equity
Preferred stock, $.0001 par value per share; 50,000,000 shares authorized, none outstanding	—	—
Convertible stock, $.0001 par value per share; 1,000 shares authorized, 1,000 shares issued and outstanding	—	—
Common stock, $.0001 par value per share; 349,999,000 shares authorized, 87,739,456 and 67,863,168 shares issued and outstanding at June 30, 2006 and December 31, 2005, respectively	9	7
Additional paid-in capital	779,258	603,452
Cumulative distributions and net loss	(116,304)	(86,031)
Total stockholders’ equity	662,963	517,428
Total liabilities and stockholders’ equity	$1,744,972	$900,582

CONSOLIDATED STATEMENTS OF CASH FLOWS

	6 mos. ended	6 mos. ended
(in thousands)	Jun. 30, 2006	Jun. 30, 2005

Cash flows from operating activities
Net loss	$(3,624)	$(2,694)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Depreciation and amortization	23,050	3,207
Amortization of deferred financing fees	473	195
Equity in earnings of investments in tenant-in-common interests	(2,309)	(1,725)
Distributions from earnings of investments in tenant-in-common interests	2,309	1,725
Change in accounts receivable	(3,632)	(769)
Change in prepaid expenses and other assets	1,171	330
Addition of lease intangibles	(113)	—
Change in accounts payable	27	(881)
Change in accrued liabilities	10,598	608
Change in receivables or payables to affiliates	(8)	200
Cash provided by operating activities	27,942	196

Cash flows from investing activities
Purchases of tenant-in-common interests	(1,037)	(14,666)
Return of investments in tenant-in-common interests	2,676	3,387
Purchases of real estate	(741,287)	(182,582)
Escrow deposits on real estate to be acquired	2,009	(1,801)
Additions of property and equipment	(7,365)	(653)
Change in note receivable	(3,000)	—
Change in restricted cash	(46,837)	(6,442)
Cash flows used in investing activities	(794,841)	(202,757)

Cash flows from financing activities
Financing costs	(7,382)	(1,068)
Proceeds from mortgages payable	531,015	77,684
Payments on mortgages payable	(257)	(243)
Loan deposits on real estate to be acquired	(5)	(2,189)
Issuance of convertible stock	1	—
Issuance of common stock	187,242	177,256
Redemptions of common stock	(1,668)	(491)
Offering costs	(22,763)	(19,821)
Distributions	(12,687)	(3,258)
Distributions to minority interest holders	(151)	—
Change in subscriptions for common stock	(213)	6,907
Change in subscription cash received	213	(6,885)
Change in receivables or payables to affiliates	1,410	93
Cash flows provided by financing activities	674,755	227,985

Net change in cash and cash equivalents	(92,144)	25,424
Cash and cash equivalents at beginning of period	128,742	26,067
Cash and cash equivalents at end of period	$36,598	$51,491

Supplemental disclosure:
Interest paid	$14,442	$2,886

Non-cash investing activities:
Property and equipment additions in accrued liabilities	$6,839	$58

Non-cash financing activities:
Common stock issued in distribution reinvestment plan	$12,996	$2,831
Mortgage note assumed in property acquisition	$114,200	$—

BEHRINGER HARVARD REIT I, INC. (Unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS

	3 mos. ended	3 mos. ended	6 mos. ended	6 mos. ended
(in thousands, except per share amounts)	Jun. 30, 2006	Jun. 30, 2005	Jun. 30, 2006	Jun. 30, 2005

Rental Revenue	$31,892	$3,688	$54,452	$5,740

Expenses
Property operating expense	6,317	739	10,858	1,049
Interest expense	9,136	2,105	15,798	3,843
Rate lock extension expense	—	—	—	450
Real estate taxes	3,975	452	6,839	737
Property management fees	1,077	254	1,846	432
Asset management fees	1,130	218	1,130	393
General and administrative	304	412	657	682
Depreciation and amortization	15,126	1,573	25,188	3,167
Total expenses	37,065	5,753	62,316	10,753

Interest income	886	470	1,931	594

Equity in earnings of investments in tenant-in-common interests	1,248	785	2,309	1,725

Net loss	$(3,039)	$(810)	$(3,624)	$(2,694)

Basic and diluted weighted average shares outstanding	81,585	26,735	76,674	22,058

Basic and diluted loss per share	$(0.04)	$(0.03)	$(0.05)	$(0.12)

RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS

	3 mos. ended	3 mos. ended	6 mos. ended	6 mos. ended
(in thousands)	Jun. 30, 2006	June 30, 2005	Jun. 30, 2006	Jun. 30, 2005

Net loss	$(3,039)	$(810)	$(3,624)	$(2,694)

Adjustments:
Real estate depreciation	8,374	1,572	14,189	2,953
Real estate amortization	7,817	2,247	13,553	4,353

Funds from operations	$13,152	$3,009	$24,118	$4,612

Historical weighted average shares	81,585	24,305	76,674	20,052
10% stock dividend retroactive adjustment	—	2,430	—	2,006
GAAP weighted average shares	81,585	26,735	76,674	22,058

The accompanying unaudited consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and do not include all of the information and note disclosures required by generally accepted accounting principles (GAAP). The financial statements include all adjustments (of a normal recurring nature) necessary to present fairly our consolidated financial position as of June 30, 2006 and December 31, 2005 and our unaudited consolidated results of operations and cash flows for the periods ended June 30, 2006 and 2005. A copy of the Company’s Form 10-Q, filed with the Securities and Exchange Commission, is available without charge at www.sec.gov, or by visiting behringerharvard.com, or by written request to the Company at its corporate headquarters.

This quarterly report summary contains forward-looking statements, including discussion and analysis of the financial condition of Behringer Harvard REIT I, Inc. (which may be referred to as the “Company,” “we,” “us,” or “our”) and our subsidiaries, our anticipated capital expenditures required to complete projects, amounts of anticipated cash distributions to our investors in the future and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of management based on their knowledge of the business and industry. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

Fund Strategy

Behringer Harvard REIT I, Inc. is a real estate investment trust (REIT) focused primarily on high quality, multi-tenant office properties in major metropolitan markets. The Fund seeks a total return for its investors through a combination of current income, capital preservation and capital appreciation over the targeted fund life of 8-12 years from the initial offering termination in February 2005.

BEHRINGER HARVARD REIT I, INC. (Unaudited)

NET OPERATING INCOME (NOI)

	3 mos. ended	3 mos. ended
(in thousands)	Jun. 30, 2006	June 30, 2005

Rental revenue	$31,892	$22,560
Operating expenses
Property operating expenses	6,317	4,541
Real estate taxes	3,975	2,864
Property and asset management fees	2,207	769
Total operating expenses	12,499	8,174

Net operating income(1)	$19,393	$14,386

RECONCILIATION OF NOI TO NET INCOME

Net operating income(1)		$19,393	$14,386

Less:	Depreciation & amortization	$(15,126)	$(10,062)
	General & administrative expenses	(304)	(353)
	Interest expense	(9,136)	(6,662)
Add:	Interest income	886	1,045
	Equity in earnings of investments	1,248	1,061

Net loss		$(3,039)	$(585)

FUNDS FROM OPERATIONS (FFO)

Net loss		$(3,039)	$(585)

Add:	Depreciation(2)	$8,374	$5,815
	Amortization(2)	7,817	5,736

FFO(3)		$13,152	$10,966

(1) Net operating income (NOI) is defined as net income, computed in accordance with GAAP, generated from properties before interest expense asset management fees, interest income, general and administrative expenses, depreciation, amortization, minority interests, and the sale of assets. Management believes that NOI provides the investor with an accurate measure of the Company’s operating performance because NOI reflects the operating performance of its properties and excludes certain items that are not associated with management of the properties. To facilitate understanding of this financial measure, a reconciliation of net operating income to net income has been provided in accordance with GAAP.

(2) This represents our proportional share of depreciation and amortization expense of the properties we wholly own and those in which we own tenant-in-common interests. The expenses of these tenant-in-common interests are reflected in our equity in earnings of investments in tenant-in-common interests.

(3) FFO is defined by the National Association of Real Estate Investment Trusts as net income (loss), computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships, joint ventures and subsidiaries. FFO should not be considered as an alternative to net income, as an indication of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

Published 09/06
© 2006 Behringer Harvard	6080235

PRESORTED FIRST-CLASS MAIL
U.S. POSTAGE PAID
15601 Dallas Parkway, Suite 600	ADDISON, TX
Addison, TX 75001	PERMIT NO. 36

2006

Q2

SECOND QUARTERLY REPORT SUMMARY